Exhibit 5.1

November 19, 2004

Board of Directors
Community Central Bank Corporation
100 North Main Street
Mount Clemens, Michigan 48043

            Re:     Community Central Bank Corporation: Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to Community Central Bank Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 500,000 subscription rights and the underlying shares of common stock, $5.00 state value per shares ("Common Stock"), of the Company (the "Company Shares") to be issued and sold in a rights offering to current stockholders of the Company and, to the extent the Common Stock is not subscribed for in the rights offering, to be sold to the standby purchasers (collectively, the "Offering").

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, including the form of Standby Purchase Agreement to be entered into between the Company and the standby purchasers. We have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Company Shares to be issued in the Offering are duly authorized and, when issued and sold pursuant to the provisions of the Prospectus and Standby Purchase Agreements, and upon receipt of the consideration required thereby, will be validly issued, fully paid and non-assessable shares of Common Stock.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P.

SILVER, FREEDMAN & TAFF, L.L.P.